Exhibit 10.8
EXECUTION
AMENDED AND RESTATED MASTER SERVICE AGREEMENT
     Amended and Restated Master Service Agreement, dated as of March 29, 2010 and effective as of January 1, 2010 (the “Agreement”) between Aurora Bank FSB (as successor to Atlantic Bank and Trust Company, the “Servicer”) and Capital Crossing Preferred Corporation (as successor to Atlantic Preferred Capital Corporation, the “Customer”). As of the date hereof, this Agreement amends and restates in its entirety that certain Master Services Agreement dated as of March 31, 1998 by and between the Servicer and the Customer (the “Existing MSA”).
     WHEREAS, the Customer currently owns and may from time to time acquire ownership to certain residential and commercial mortgage loans and real estate owned properties;
     WHEREAS, the Customer and the Servicer have previously contracted for certain servicing responsibilities (the “Services” or individually a “Service”) associated with the assets currently owned by the Customer and the Servicer is performing the Services with respect to such assets, including, but not limited to, the following: (1) data processing services as described in Exhibit A annexed hereto, including the preparation of reports and other back office operations support services as necessary to provide said data processing services, (2) loan servicing for all mortgage loans held by the Customer as described in Exhibit B annexed hereto; and (3) nonperforming loan services and foreclosure services as described in Exhibit C annexed hereto; and
     WHEREAS, the Customer and the Servicer desire to (i) amend and restate in their entirety the terms and a conditions upon which the Servicer currently performs the Services and (ii) set forth the terms and conditions on which the Servicer will perform the Services from and after the date hereof.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:
     1. The Servicer shall provide the services described in Exhibits A through C annexed hereto for the Customer at the rates set forth in Exhibit D annexed hereto.
     2. Notwithstanding anything to the contrary set forth herein, the Servicer may employ vendors and subservicers (each, a “Subservicer”) to carry out its obligations under this Agreement upon obtaining the approval of a majority of the board of directors of the Customer, including a majority of the members of the board who are not either (i) current officers or employees of the Customer or (ii) current officers, directors or employees of the Servicer or any affiliate of the Servicer; provided, that the use by the Servicer of any such vendor or Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such vendors and Subservicers as fully as if such acts and omissions were those of the Servicer. Except as set forth in this Agreement, the Servicer shall pay all fees and expenses of its third party vendors or Subservicers from its own funds. Each agreement between the Servicer and a Subservicer that obligates the Subservicer to perform the primary servicing responsibilities with respect to any mortgage loan subject hereto shall hereinafter be referred to as a “Subservicing Agreement”. The Customer hereby represents and warrants to the Servicer that a majority of the board of directors of the Customer, including a majority of the members of the board who are not either (i) current officers or employees of the Customer or (ii) current officers, directors or employees of the Servicer or any affiliate of the Servicer, has approved, effective as of October 1, 2009, the Servicer’s engagement of certain subservicers separately identified by the Customer and the Servicer as initial subservicers hereunder and the Servicer’s engagement of a certain subcontractor separately identified by the Customer and the Servicer to perform certain administrative obligations of the Servicer hereunder.
     3. Unless otherwise terminated pursuant to the terms hereof, this Agreement shall terminate upon (a) the later of (i) the distribution of the final payment or liquidation proceeds on the last mortgage loan subject hereto to the Customer and (ii) the disposition of all REO property subject hereto and the remittance of all funds due hereunder or (b) mutual consent of the Servicer and the Customer in writing.
     4. The Servicer shall revise Exhibit D to modify the rates set forth on Exhibit D from time to time during the Term to reflect changes in the actual costs incurred or estimated costs to be incurred by the Servicer in providing the Services to the Customer. Such revised Exhibit D shall be substituted for the Exhibit D then in effect and shall become effective upon the date set forth in such a revised Exhibit D.
     5. (a) The Customer represents that Exhibits A through C contain a general description of the Services to be provided by the Servicer to the Customer. In performing these services, the scope of the work undertaken and the manner of its performance shall be substantially the same as for similar work performed by the Servicer for transactions on its own behalf, with such modifications as may be appropriate in order to accomplish the purposes of this Agreement. The Servicer shall give the Customer reasonable notice of all system changes affecting the Customer’s procedures or reports as these changes pertain to the Services.
          (b) The Servicer reserves the right to alter the contents of reports, eliminate reports, add reports or change the frequency of delivery of reports described in Exhibits A through C.
          (c) If the changes referred to in paragraph (a) or (b) above are not acceptable to the Customer, the Customer may terminate this Agreement on the greater of (i) thirty (30) days’ written notice and (ii) the number of days’ written notice equal to the sum of five (5) Business Days (as defined below) plus the number of days notice upon which the Servicer is permitted to terminate each related Subservicing Agreement without cause, provided any such notice is given within ten (10) days after the Customer has received notice of such change.
     6. (a) The Customer shall furnish all data, records and materials in the manner, at the place and within the time limits determined by the Servicer to be necessary to perform the Services. The Customer shall prepare all data submitted for processing with reasonable care and in a manner acceptable to the Servicer.
          (b) The Customer hereby agrees that the costs incurred by the Servicer because data, records or materials sent by or for the Customer are not in the form required by this Agreement or are not received by the Servicer in accordance with the time schedule established to permit the Servicer to meet its required delivery schedule are the responsibility of the Customer.
          (c) The Servicer shall not be responsible for errors resulting from any incorrect data submitted for processing by the Customer. The Servicer may, however, make minor corrections of the data if the original source documents are in error or make other minor adjustments, without charge, unless the volume of such items becomes unreasonable in the judgment of the Servicer, at which time the Servicer may notify the Customer of its intention to impose charges for such additional work at its then prevailing rates.
     7. It is understood and agreed that the performance of the Services is or might be subject to regulation and examination by authorized representatives of the federal or state bank regulatory agencies, and that each party is and shall be authorized to submit or furnish to any such regulatory agency reports, information, assurances and other data as may be required by, or reasonably requested of it, under applicable laws and regulations, including, without limitation, any appropriate notifications concerning the initiation or termination of this Agreement or any of the Services provided to the Customer. Each party shall afford the other party or any examiners or authorized representatives of federal or state bank regulatory agencies or either parties’ independent auditors or legal counsel access to loan documentation or any other data governed by this Agreement.
     8. The Servicer shall, with appropriate charge, promptly make any and all modifications to forms, documents and reporting methods as may be required to comply with any statutory, regulatory, or administrative rules or other legal requirements. The Servicer, subject to Customer providing reasonable notice as established by Servicer, shall make and implement any modification to forms, documents and reporting methods required in response to such statutory, regulatory, or administrative rules or other legal requirements by such time as the modifications may be necessary as required by law.
     9. The Servicer shall, no later than the twenty-fifth (25th) calendar day of each calendar month, remit to the Customer all payments (other than escrow payments) received by the Servicer during the immediately preceding calendar month with respect to the mortgage loans subject hereto, net of all service fees due under this Agreement and all expenses to which the Servicer is entitled to reimbursement under this Agreement. The rates set forth in Exhibit D are exclusive of all taxes, however designated, imposed on any amount payable hereunder for the Servicer or their provision to the Customer. Any sales and use taxes, however designated, and if applicable, shall be the responsibility of and shall be paid by the Customer.
     10. In performing the Services, the Servicer shall be deemed to have an independent contractual relationship with the Customer. It is agreed that the Servicer and the Customer are not partners or joint venturers and that the Servicer is not to act as agent for the Customer but is to act as an independent contractor. The Servicer shall not be deemed to have any contractual or other relationship with the Customer’s customers. In no event shall any of the Customer’s customers be considered a third party beneficiary of this Agreement. To the extent that third parties may make claims against the Servicer arising out of the Services, the Customer agrees to indemnify and hold harmless the Servicer from and against all loss, liability, claim, action, demand or suits, including any claims for attorneys’ fees arising therefrom, except as otherwise provided here.

     11. All programs, whether standard Servicer programs or programs developed specifically for the Customer, files and documentation, are and shall remain the property of the Servicer, unless otherwise specified in this Agreement. Upon termination of the Services, the Servicer will make available to the Customer all data contained in all master files and transaction files then available relevant to the Services. Any expense incurred by the Servicer in providing such information shall be paid for by the Customer at the Servicer’s then prevailing rates.
     12. Each party shall indemnify and hold the other party harmless against any loss, damages, penalties fines forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claims, demand defense or assertion to the extent resulting from a breach of the covenants, representations and warranties contained in this Agreement. Upon receipt of notice of any such claims, demand, defense or assertion, the party seeking indemnification shall promptly give written notice thereof to the other party. The parties agree to cooperation in defense or prosecution of any claim, demand, defense or assertion, based on or grounded upon, or resulting form, a breach of the covenants, representations and warranties contained in this Agreement.
     13. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE SERVICER MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     14. The liability of the Servicer to the Customer for any loss due to the Servicer’s performing, or failing to perform, the Services shall be contingent upon the Customer’s compliance with its obligations herein and shall be limited to those losses sustained by the Customer which are a direct result of the Servicer’s negligence or willful misconduct; provided, however, that the Servicer’s only liability to the Customer arising from any interruptions in, or delay or unavailability of, the Services or any errors or omissions in the Services or any loss of data, shall be to restore any Service which is interrupted or is delayed or becomes unavailable, as promptly as reasonably practicable and, in the case of any error or omission in a Service or loss of data, to correct such error or omission or regenerate any lost data; provided, further, that the Servicer shall not be obligated hereunder to correct any error or omission in the Services if it would not ordinarily correct such error or omission.
     15. The Servicer shall not be responsible or liable for its failure to delay in performance or the Services when such failure or delay arises out of, results from, or is caused by any act or omission of the Customer or by any event beyond the control of the Servicer, as provided in Section 19 of this Agreement.
     16. Notwithstanding anything contained herein to the contrary, the aggregate amounts of any money damages to which the Customer and any and all other parties claiming by, through or under the Customer, may be entitled as the result of any claims against the Servicer (regardless of whether such claims are based on contract, tort (including negligence and strict liability, warranty or other legal or equitable grounds) shall be limited to an amount equal to the lesser of (a) the actual amount of such losses, damages, injuries, claims, costs or expenses or (b) an aggregate annual amount payable by the Customer to the Servicer for the Service affected, as stated on Exhibit D.

     17. The Servicer shall not incur any liability or obligation under this Agreement by reason of any loss or damages to the Customer caused by an error or omission by the Servicer unless the Customer shall have informed the Servicer of such error or omission within two (2) Business Days after the discovery thereof. The Customer agrees to use diligent efforts to reconstruct any lost data, records or materials, and if appropriate, to charge back to the Customer’s accounts and the forwarding banks’ accounts, and to obtain funds from its depositors’ forwarding banks and endorsers’ banks. If the Servicer carries insurance against the type of loss incurred, the Customer agrees to cooperate in furnishing proof of loss in a form satisfactory to the Servicer’s insurance company and to assist the Servicer and its insurance company in settlement of the claim. For purposes of this Agreement, “Business Day” shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado or California are authorized or obligated by law or executive order to be closed.
     18. In the event of any material breach of party’s obligations under this Agreement (an “Event of Default”), the other party shall provide a written notice of such Event of Default and a demand that such Event of Default be cured. In the event the breaching party fails in a good faith to cure such Event of Default within ten (10) days following receipt of such notice and demand (or, in the case of an Event of Default by the Servicer, within the greater of (i) ten (10) days notice following receipt of such notice and demand and (ii) the number of days’ notice equal to the sum of two (2) Business Days plus the number of days notice following receipt of such notice and demand upon which the Servicer is permitted to terminate each related Subservicing Agreement in such instance), the non-defaulting party may terminate this Agreement and/or take legal action to obtain specific performance, injunctive and other equitable relief as well as any other remedies as may be available at law or equity subject to the limitations set forth in this Agreement.
     19. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT WILL THE SERVICER BE LIABLE FOR ANY LOST PROFITS OR OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH THE CUSTOMER MAY INCUR OR EXPERIENCE BY REASON OF HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT OR ARISING OUT OF OR IN CONNECTION WITH THE SERVICES, EVEN IF THE SERVICER HAS BEEN ADVISED OR IS OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES; NOR SHALL THE SERVICER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATIONS OR POWER SUPPLY, LABOR DIFFICULTIES, LEGAL ACTS OF A PUBLIC AUTHORITY, OR ANY OTHER SIMILAR CAUSE OR CATASTROPHE BEYOND THE SERVICER’S CONTROL.
     20. The Customer may not assign this Agreement nor any of its rights or obligations hereunder without the written consent of the Servicer. The Servicer may assign this Agreement, and any of its rights and obligations (including, without limitation, its obligation to provide the Services) to any affiliate of the Customer; provided that for the avoidance of doubt, the foregoing shall not limit the Servicer’s right to delegate the Services to one or more Subservicers pursuant to Section 2 above.

     21. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     22. The Servicer will regard and preserve as confidential all data of a confidential nature related to the business of the Customer and provided by the Customer to the Servicer. The Servicer will take the same precautions to preserve such confidential information as the Servicer takes with respect to its own confidential information.
     23. This Agreement may be terminated at any time by a written agreement between the parties and at any time by either party upon the greater of (i) ninety (90) days’ written notice and (ii) the number of days’ written notice equal to the sum of five (5) Business Days plus the number of days written notice upon which the Servicer is permitted to terminate each related Subservicing Agreement without cause. In addition, the Servicer may terminate this Agreement with respect to any mortgage loan subject hereto simultaneous with the effectuation of any Subservicer’s “call right” to purchase such mortgage loans, as contemplated pursuant to Section 7.04 of that certain asset exchange agreement dated as of November 18, 2009 by and between the Servicer and the Customer.
     24. No waiver of any of the terms or conditions of this Agreement shall be effective or binding unless such waiver is in writing and is signed by both of the parties hereto, nor shall this Agreement be changed, modified, discharged or terminated other than in accordance with its terms, in whole or in part, except by a writing signed by both parties.
     25. All communications and notices relating to this Agreement are to be sent:
     If to the Servicer:
Aurora Bank Commercial Services
27422 Portola Pkwy, STE 205 #419
Foothill Ranch, CA 92610
Attention: Steve Skolnik
Aurora Loan Services LLC
10350 Park Meadows Drive, 3rd Floor
Littleton, CO 80124
Attention: Todd Whittemore
with copies to:
Aurora Bank FSB
1271 Avenue of the Americas
New York, NY 10020
Attention: William K. Walenczyk

and:
Aurora Bank FSB
1000 West Street
Wilmington, DE 19801
Attn: General Counsel
     If to the Customer:
Capital Crossing Preferred Corporation
1271 Avenue of the Americas
New York, NY 10020
Attention: President
with a copy to:
Lloyd Winans, Esq.
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
or to such other address as a party may designate to the other and such notices shall be deemed duly given three (3) days after mailed or upon delivery by hand or upon receipt of confirmed answer back if telephoned.
     26. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     27. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject mater of this Agreement.
     28. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any person, any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     29. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.
(Signature Page Immediately Follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

SERVICER: Aurora Bank FSB
By:	/s/ Todd Whittemore
	Name:	Todd Whittemore
	Title:	Senior Vice President

CUSTOMER: Capital Crossing Preferred Corporation
By:	/s/ John Schmohl
	Name:	John Schmohl
	Title:	Chief Operating Officer

Signature Page to Amended and Restated Master Service Agreement

EXHIBIT A
DATA PROCESSING / PROCESSING SERVICES
     Data processing services to be provided pursuant to this Agreement shall include, but not necessarily be limited to, the following specific computer services:
     1. All Customer application processing, regardless of where actually processed, that presently exists or is established in the future for the conduct of customer transactions and management information. Included herein are host based activities and PC-based management information systems, as well as input/output to and from such activity.
     2. All actions necessary to maintain, enhance existing or develop new data processing services for the benefit of the Customer.
     3. Transportation of documents.
     4. Document encoding, capture, cash letter preparation, reject handling and bulk.
     The Servicer shall receive fees from the Customer as consideration for the performance of data processing and item processing services pursuant to the terms of the Agreement in accordance with Exhibit D annexed hereto.

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EXHIBIT B
LOAN SERVICING
     Loan servicing to be provided pursuant to this Agreement shall include, but not necessarily be limited to, the following specific services:
     1. Make diligent efforts to collect all sums due and payable from borrowers under the terms of each loan;
     2. Deposit of all payments (i) made by a borrower pursuant to the terms of a loan and collected by Servicer and (ii) required to be remitted to Customer pursuant to the terms of this Agreement, in a separate account at the Servicer (or applicable Subservicer) in trust for the Customer.
     3. Monthly remit to the Customer principal and interest payments collected on loans;
     4. Reconcile account balances for any accounts established in connection with the loan servicing performed pursuant to this Agreement.
     5. Taking all reasonable and necessary steps to cause any mortgaged premises to be kept insured against loss or damage by fire or other hazards and for such amounts required by the applicable Subservicing Agreement, if any, in effect. The Servicer or the applicable Subservicer shall secure and retain copies of any insurance policies so in effect for the benefit of the Customer;
     6. Maintain a detailed record of each loan and collection thereon. The Customer or its authorized representative may examine such record at such time or times as it may elect during the Servicer’s normal business hours.
     7. Take all reasonable and necessary steps to comply with and use best efforts to cause the Customer to comply with any and all applicable federal and state statutes or regulations or private mortgage insurance company requirements while servicing all loans pursuant to the terms of this Agreement.
     8. In the event foreclosure proceedings are instituted, the Servicer or Subservicer shall foreclose, manage and protect the mortgaged premises in the manner and to the extent required pursuant to the terms of Exhibit C of the Agreement;
     9. The Servicer shall enter all new loans and information which may be required from time to time onto the data processing software used by the Servicer to service loans for the Customer;
     10. The Servicer shall ensure the maintenance of perfected collateral positions securing loans serviced pursuant to the terms of the Agreement;

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     11. The Servicer or Subservicer shall compute, notify the borrowers of, and effect any adjustments to the interest rate and payment terms of a serviced loan in accordance with applicable law.
     The Servicer shall receive fees from the Customer as consideration for the performance of services pursuant to terms of the Agreement in accordance with the schedule set forth below as Exhibit D. Servicer shall, to the extent permitted by law, also be entitled to collect interest earned upon escrow deposits associated with the loans under service.

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EXHIBIT C
NONPERFORMING LOAN SERVICING AND FORECLOSURE SERVICES
     Nonperforming loan servicing and foreclosure services to be provided by the Servicer for the Customer pursuant to the Agreement shall include, but not necessarily be limited to, the following specific services:
     1. Institution of foreclosure proceedings in the appropriate federal or state court as deemed necessary by the Servicer;
     2. The Servicer may, at Servicer’s option, repurchase nonperforming loans at their fair market value at the time of foreclosure and/or repossession; and
     3. The Servicer shall (or shall, to the extent Servicer has the right to do so under the Subservicing Agreement, cause the applicable Subservicer to), if directed by the Customer, dispose of any nonperforming loans for such amount equal to the fair market value thereof or as otherwise approved by the Customer.
     The Servicer shall be paid a fee by the Customer as consideration for the performance of foreclosure services pursuant to the terms of the Agreement in accordance with Exhibit D annexed hereto.

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EXHIBIT D
SCHEDULE OF FEES FOR SERVICES
PERFORMED PURSUANT TO SERVICE AGREEMENT
     For consideration of services provided by the Servicer on behalf of the Customer pursuant to the terms and conditions of the Agreement, Servicer shall be entitled to retain from remittance hereunder as contemplated in Section 9 above (or the Customer shall, to the extent funds retained by the Servicer pursuant to Section 9 above are insufficient, pay the Servicer within ten (10) Business Days of receipt by the Customer of a related invoice) the following fees with respect to each mortgage loan subject hereto:
     (A) The sum of $8.00 (eight dollars) per calendar month plus:
          (i) With respect to mortgage loans set forth on Schedule 1 attached hereto, (a) an annual fee equal to the product of 0.2775% (27.75 basis points) and the monthly outstanding principal balance of such mortgage loans plus (b) loss mitigation fees (calculated as permitted under the Freddie Mac Guide for servicers with a Servicer Performance Profile of Tier 1, as such terms are defined in such Guide), a $500 REO property management fee with respect to REO properties, and ancillary income and other fees to which the applicable subservicer is entitled under the related Subservicing Agreement (as in effect on the date hereof).
          (ii) With respect to assets set forth on Schedule 2 attached hereto, (a) an annual fee equal to the product of 0.405% (40.5 basis points) and the monthly outstanding principal balance of such assets plus (b) any ancillary income and other fees to which the applicable subservicer is entitled under the related Subservicing Agreement (as in effect on the date hereof).
          (iii) With respect to mortgage loans set forth on Schedule 3 attached hereto:
     (a) with respect to each mortgage loan other than a Nonperforming Loan (as defined in clause (b) below), an annual fee (payable in twelve (12) monthly installments) equal to the product of 0.50% (50 basis points) and the outstanding principal balance of such mortgage loan (as determined with respect to each monthly installment as of the prior month end);
     (b) an annual fee (payable in twelve (12) monthly installments) equal to the product of 1.50% (150 basis points) and the outstanding principal balance of all mortgage loans with respect to which the related borrower has failed to make the monthly payment due in the second calendar month immediately preceding the calendar month in which the applicable monthly installment is payable hereunder (each, a “Nonperforming Loan”);
     (c) a workout fee of two percent (2%) of all monthly principal and interest payments with respect to a mortgage loan from and after the date, if any, upon which (i) any such Nonperforming Loan becomes current or (ii) the Servicer causes the related borrower to cure a default (other than a default with respect to the timely payment of principal and interest) by such borrower with respect to

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such mortgage loan; provided that this fee ceases to be payable if (x) the applicable mortgage loan becomes an REO property, (y) the applicable mortgage loan was a Nonperforming Loan that becomes current and then subsequently becomes a Nonperforming Loan again or (z) with respect to a fee earned pursuant to clause (ii) above, the default giving rise to such fee reoccurs; and
     (d) a resolution fee of two percent (2%) of the net liquidation proceeds (total amount of monies collected at the liquidation of a mortgage loan or foreclosed property, less advances made by the Servicer including, but not limited to delinquent tax amounts, insurance premiums, property preservation costs, property management costs, commissions, legal fees, and any other advance deemed necessary by the Servicer to manage the mortgage loan or REO property) from a delinquent mortgage loan (two or more payments past due) or REO property.
          (iv) With respect to mortgage loans made subject to this Agreement following the date hereof, an amount mutually agreed to by the Servicer and the Customer in writing.
     (B) Out of pocket costs related to each loan anticipated for foreclosure or in foreclosure (past due +90 days, non-accrual, and owned real estate).

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